Exhibit 99.(h)(52)

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

600 West Broadway, 30th Floor

San Diego, California 92101

December     , 2007

Nicholas-Applegate Capital Management, LLC

600 West Broadway, 29th Floor

San Diego, California 92101

RE:  Amendment to Administration Agreement

Ladies and Gentlemen:

This will confirm our agreement that Schedule A to the Administration Agreement between us dated January 23, 2006 is hereby amended.  The full list of Funds covered by the Agreement and the annual administration fee with respect to each such Fund shall be as set forth on Exhibit A hereto.

In all other respects, the Administration Agreement will remain in full force and effect.  Please sign this letter below to confirm your agreement with this amendment.

Sincerely,

Deborah A. Wussow
Treasurer

AGREED:
Nicholas-Applegate Capital Management, LLC

By:
Charles H. Field, Jr.
General Counsel

Schedule A

Administration Agreement

Nicholas-Applegate Institutional Funds

December    , 2007

	Class I (%) - Fee Rates
	Core	Other
Fund	Expenses	Expenses	Total
US Micro Cap Growth	0.18%	0.36%	0.54%
US Emerging Growth	0.16%	0.25%	0.41%
US Small Cap Value	0.17%	0.35%	0.52%
US Systematic Large Cap Growth	0.17%	0.47%	0.64%
US Convertible	0.09%	0.35%	0.44%
Global Select	0.12%	0.35%	0.47%
International Growth	0.47%	0.39%	0.86%
International Growth Opportunities	0.27%	0.42%	0.69%
International All Cap	0.17%	0.10%	0.27%
Emerging Markets	0.17%	0.25%	0.42%
International Systematic	0.18%	0.30%	0.48%
US High Yield Bond	0.07%	0.13%	0.20%
US Ultra Micro Cap	0.18%	0.55%	0.73%

	Class II (%) - Fee Rates
	Core	Other
Fund	Expenses	Expenses	Total
US Micro Cap Growth	0.00%	0.29%	0.29%
US Emerging Growth	0.01%	0.25%	0.26%
US Small Cap Value	0.07%	0.35%	0.42%
US Systematic Large Cap Growth	0.02%	0.47%	0.49%
US Convertible	0.04%	0.30%	0.34%
Global Select	0.07%	0.35%	0.42%
International Growth	0.07%	0.39%	0.46%
International Growth Opportunities	0.12%	0.42%	0.54%
International All Cap	0.02%	0.10%	0.12%
Emerging Markets	0.07%	0.25%	0.32%
International Systematic	0.03%	0.30%	0.33%
US High Yield Bond	0.02%	0.13%	0.15%

	Class III (%) - Fee Rates
	Core	Other
Fund	Expenses	Expenses	Total
US Micro Cap Growth	0.03%	0.36%	0.39%
International Growth Opportunities	0.07%	0.42%	0.49%
US Convertible Fund	0.02%	0.25%	0.27%
International Systematic	0.02%	0.23%	0.25%

	Class IV (%) - Fee Rates
	Core	Other
Fund	Expenses	Expenses	Total
International Growth Opportunities	0.02%	0.42%	0.44%
US Convertible Fund	0.00%	0.19%	0.19%

	Class R (%) - Fee Rates
	Core	Other
Fund	Expenses	Expenses	12b-1	Total
US Emerging Growth	0.16%	0.25%	0.25%	0.66%
US Small Cap Value	0.17%	0.35%	0.25%	0.77%
US Systematic Large Cap Growth	0.17%	0.47%	0.25%	0.89%
Global Select	0.12%	0.35%	0.25%	0.72%
International Growth	0.47%	0.39%	0.25%	1.11%
International All Cap	0.17%	0.10%	0.25%	0.52%
Emerging Markets	0.17%	0.25%	0.25%	0.42%
International Systematic	0.18%	0.30%	0.25%	0.73%
US High Yield Bond	0.07%	0.13%	0.25%	0.45%